SECURITIES AND EXCHANGE COMMISSION

                 Washington, D.C.  20549
                    --------------------
                         FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

Date of Report
 (Date of earliest event reported)  April 14, 1994

                    FORD MOTOR CREDIT COMPANY
      -----------------------------------------------------
      (Exact name of registrant as specified in its charter)


INCORPORATED IN DELAWARE           1-6368            38-1612444
- ------------------------   ----------------------- -------------
(State of other juris-     (Commission File Number) (IRS Employer
diction of incorporation)                          Identification
                                                        No.)


  THE AMERICAN ROAD, DEARBORN, MICHIGAN                48121
- ----------------------------------------             ----------
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code   313-322-3000

ITEM 5.  OTHER EVENTS

     On April 14, 1994, Ford Motor Company ("Ford" or the
"Company") announced the following corporate actions occurring on such date:

     Stock Split and Dividend Increase. The Company's Board of Directors declared (i) a 2-for-1 stock split in the form of a 100 percent stock dividend on the Company's Common Stock and Class B Stock, contingent upon stockholder approval of an increase in the number of authorized shares of the Company and (ii) a cash dividend of 45 cents a share on the Company's outstanding Common Stock and Class B Stock for the second quarter of 1994, representing an increase of 12.5% over the 40 cents a share paid in the first quarter of 1994.

     Sale of First Nationwide Bank. An agreement was entered into between First Nationwide Bank, a Federal Savings Bank (the "Bank") and First Madison Bank, FSB ("First Madison") for the sale of substantially all of the Bank's assets to, and the assumption of substantially all of the Bank's liabilities by, First Madison. The Bank is a wholly owned subsidiary of First Nationwide Financial Corporation ("FNFC"), which in turn is a wholly owned subsidiary of Ford.

     The stated sale price for the Bank is $1.1 billion, slightly higher than tangible net book value at December 31, 1993. The final settlement, depending on the actual closing date, is expected to consist of about $750 million of cash and about $350 million of assets and tax benefits that are not included in the sale. In total, Ford is expected to retain, through FNFC, approximately $1.2 billion of commercial real estate and other assets as of the closing date. These retained assets generally are of lower quality than those included in the sale. In addition, for the three-year period ending in November 1996, First Madison has the option of requiring FNFC to repurchase up to $500 million of the assets included in the sale that become nonperforming. This repurchase obligation will be guaranteed by Ford.

     Ford expects the sale to result in an after-tax charge of about $440 million against Ford's 1994 first quarter earnings, reflecting the non-recovery of goodwill and reserves for estimated losses on the assets to be retained and repurchased by FNFC. These assets will be liquidated over time as market conditions permit. Historically, FNFC (including the Bank) has not had a significant effect on Ford's operating results.

     Acquisition of Remaining Shares of Hertz. Ford reached agreement to purchase the capital stock of The Hertz Corporation ("Hertz") owned by a Hertz management group. Hertz will then redeem the capital stock of Hertz owned by AB Volvo. This will result in Hertz owned subsidiary of Ford. Ford, AB Volvo and the Hertz management group presently own 54%, 26% and 20%, respectively, of the outstanding common stock of Hertz.

     News releases, each dated April 14, 1994, announcing the foregoing actions are filed as Exhibits 20.A, 20.B and 20.C to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


                                 EXHIBITS

DESIGNATION             DESCRIPTION                  METHOD OF
                                                     FILING
- -----------             -----------------------      ----------
Exhibit 20.A            News release dated           Filed with
                        April 14, 1994 relating      this Report
                        to stock split and divi-
                        dend increase.

Exhibit 20.B            News release dated           Filed with
                        April 14, 1994 relating      this Report
                        to sale of First Nation-
                        wide Bank.

Exhibit 20.C            News release dated           Filed with
                        April 14, 1994 relating      this Report
                        to acquisition of remaining
                        shares of Hertz.



                                SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

                                   FORD MOTOR CREDIT COMPANY
                                         (Registrant)

Date:  April 15, 1994              By: /s/ R. P. Conrad
                                   ------------------------
                                    R. P. Conrad
                                    Assistant Secretary

                           EXHIBIT INDEX


DESIGNATION             DESCRIPTION                  METHOD OF

                                                     FILING
- -----------             ----------------------       -----------
Exhibit 20.A            News release dated           Filed with
                        April 14, 1994 relating      this Report
                        to stock split and divi-
                        dend increase.

Exhibit 20.B            News release dated           Filed with
                        April 14, 1994 relating      this Report
                        to sale of First Nation-
                        wide Bank.

Exhibit 20.C            News release dated           Filed with
                        April 14, 1994 relating      this Report
                        to acquisition of remaining
                        shares of Hertz.